SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street

Poway, California 92064-6857

(Address of Principal Executive Offices)

(858) 746-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Principal Officers; Election of Directors; Principal Officer Appointment.

Effective May 31, 2007, Adrian M. Smith resigned from his position as ResMed’s Chief Operating Officer – Europe. In connection with the resignation, ResMed and Mr. Smith have agreed to modify Mr. Smith’s existing employment agreement. The material terms of the modification are as follows. Mr. Smith will remain employed by the company in a non-executive officer capacity through May 31, 2008, at his current salary and with his current benefits, except that cost of living payments will be eliminated, and his target bonus for fiscal year 2008 will be reduced to 30% of his base salary. Mr. Smith will be allowed to engage in outside employment or other activities, subject to his existing obligations of non-competition and confidentiality.

Item 5.02(c).	Appointment of New Executive Officer.

Effective June 1, 2007, ResMed Inc. has promoted Lasse Beijer to serve as the Chief Operating Officer – Europe. Mr. Beijer previously served as the principal officer responsible for ResMed’s Nordic region.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: June 6, 2007	RESMED INC. (registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Secretary, Global General Counsel and Senior Vice President of Organizational Development